UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                 FORM 8-K

                           CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): August 11, 1999

                                 LMKI INC.
         (Exact name of registrant as specified in its charter)

                                  Nevada
             (State or other jurisdiction of incorporation)

      0-26578                                33-0662114
(Commission File Number)           (I.R.S. Employer Identification No.)

        1720 East Garry, Suite 201, Santa Ana, California 92705
      (Address of principal executive offices, including Zip Code)

                              (949) 475-4500
           (Registrant's telephone number, including Area Code)

                       LANDMARK INTERNATIONAL, INC.
    (Former name or former address, if changed since last report)


Item 5. Other Events.

Effective August 11, 1999, the corporation changed its name to LMKI Inc. In the past the corporation has also done busness as Landmark Communications, Inc.

The OTCBB trading symbol for the company's common stock will remain "LMKI." Because of the name change, for a period of 20 trading days (ending approximately October 8, 1999), the symbol will have a "D" modifier.

Because of the name change, the company's common stock CUSIP number has changed to "50208L 10 8"

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LMKI INC.


By:/s/_______________________________
William J. Kettle
Chairman and Chief Executive Officer

Dated:  10-5-99